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                                                                    Exhibit 10.5

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

        AMENDMENT NO. 1 TO CO-PROMOTION AND MARKETING SERVICES AGREEMENT
            BY AND BETWEEN CRITICAL THERAPEUTICS, INC. AND DEY, L.P.

     This Amendment No. 1 to the Co-Promotion and Marketing Services Agreement (the "AMENDMENT"), effective as of June 25, 2007 ("AMENDMENT EFFECTIVE DATE"), is entered into by and between Critical Therapeutics, Inc., a Delaware corporation, having a place of business at 60 Westview Street, Lexington, MA 02421 ("CRTX") and Dey, L.P., a limited partnership organized and existing under the laws of the State of Delaware and having its principal offices at 2751 Napa Valley Corporate Drive, Napa, CA 94558 ("DEY").

                                    RECITALS:

     A. CRTX and DEY entered into the Co-Promotion and Marketing Services Agreement effective March 13, 2007 (the "ORIGINAL AGREEMENT").

     B. CRTX and DEY desire to amend the Original Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained in the Original Agreement and in this Amendment No. 1 and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree that on the Amendment Effective Date, the Original Agreement is hereby amended as follows:

                                   AMENDMENT:

1. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Original Agreement.

2. Except as modified herein, all terms and conditions of the Original Agreement shall remain in full force and effect.

3. Section 1.3 of the Original Agreement shall be deleted in its entirety and replaced with the following:

          1.3 "Additional Zileuton Products" means any CRTX products with (i) Zileuton or (ii) alternative forms of zileuton, such as salts, enantiomers, polymorphs, metabolites or prodrugs of Zileuton, including, but not limited to, a single isomer of zileuton, as one of the active pharmaceutical ingredients in the Territory for the treatment of asthma and, subject to FDA approval, other respiratory conditions but shall not mean or include (i) the Products or (ii) any product in the Excluded Field.

4. Section 1.4 of the Original Agreement shall be deleted in its entirety and replaced with the following:


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          1.4  "Adverse Event(s)" means adverse drug experiences, as defined by
               21 CFR 312.32 or 314.80, relating to a Product. "Serious Adverse Event(s)" means a serious Adverse Event, as defined by 21 CFR
               312.32 or 314.80, relating to a Product. For purposes of Section 6 of this Agreement, the use of the phrase "Adverse Event" is intended to include Serious Adverse Event(s).

5. Article 1 of the Original Agreement shall be amended by the addition of the following:

          1.5A "Amendment No. 1 Date" means June 25, 2007.

6. Section 4.6(4) of the Original Agreement shall be deleted in its entirety and replaced with the following:

          (4) In addition to the training referred to above, during the Term, each Party shall conduct separate training programs for their respective sales force with respect to the Medicare and Medicaid Anti-Kickback Statute, as set forth at 42 U.S.C. Section 1320(a)-7b(b) and the acts prohibited thereunder, PDMA regulations, and all other applicable guidances relating to promotion of Product, including, without imitation, the PhRMA Code on Interactions with Healthcare Professionals. Upon completion of such additional training, each sales force member shall be required to sign a certificate acknowledging their receipt of such training and certifying and acknowledging their attendance at the training.

7. Section 6.5 of the Original Agreement shall be deleted in its entirety and replaced with the following:

          6.5 Adverse Events. CRTX shall use its established operating procedures to report Adverse Events to the FDA in accordance with Applicable Laws. Such operating procedures shall include any measures necessary for CRTX to fully comply with such Applicable Laws. In any event, DEY shall notify CRTX within [**] hours of DEY becoming aware of any Adverse Event (as set forth in 21 CFR 314.80); provided, however, such failure(s) shall not be a material breach under this Agreement unless the frequency is more than [**] in any Calendar Year. CRTX shall be solely responsible for the safety of the Product and shall be solely responsible for the timely filing with the FDA of all Adverse Event reports. CRTX shall promptly provide to DEY copies of all 7 day or 15 day expedited reports, periodic reports and safety analyses, and safety summary submissions to the FDA or other governmental agency. CRTX's central safety department will use its existing toll-free phone number for patients, physicians and others to report Adverse Events. The costs of such reporting and of all services provided in connection with Adverse Events hereunder shall be borne solely by CRTX. CRTX will timely collect information about the Adverse Events, initiate and conduct reasonably required investigations, determine if physical or other testing


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

          of Product appears to be reasonably required, determine the nature of the Adverse Event based on data and reports it has obtained, and issue any reports, analyses, or summaries of its activities as may be required by Applicable Laws, including, without limitation, preparing and filing with the FDA on a timely basis such reports as are necessary and appropriate. Copies of all such reports, including reports filed by CRTX with the FDA, will be provided to DEY within [**] days.

8. Section 6.12 of the Original Agreement shall be deleted in its entirety and replaced with the following:

          6.12 Samples and PDMA Compliance. DEY is responsible to store, handle, and distribute Samples and maintain all documentation of sampling and reporting in compliance with all Applicable Laws, including the PDMA. DEY shall notify promptly CRTX in writing of any FDA reportable event in connection with all reports submitted to FDA on diversion, theft or loss of Product Samples in connection with the CFR. CRTX shall be responsible for the submission of any required reports regarding PDMA violations to the FDA, but DEY (i) shall be responsible for reporting violations of PDMA by its employees and/or agents to CRTX in a timely manner; (ii) shall be responsible for any sanctions imposed regarding any such violation(s); and (iii) shall be responsible for providing CRTX quarterly reports showing the reconciliation of Samples in the possession of its employees and agents. Upon request of CRTX, DEY shall permit duly authorized representatives of CRTX or its third party designees, [**] every calendar year (or more frequently if an audit reveals significant concerns from the perspective of CRTX, acting reasonably, that require appropriate additional audit follow-up) during normal business hours and upon reasonable prior written notice, and in any event on not less than [**] days notice, to audit DEY's PDMA compliance records relating to the Samples.

9. Article 6 of the Original Agreement shall be amended by the addition of the following:

          6.13 State Reporting. Each Party shall timely file reports on the prescription drug marketing and advertising costs incurred by such party in the promotion, marketing and sale of the Product to the extent required by Applicable Laws. Each Party shall be responsible for its own filing fees and other costs in connection with the reporting of such costs. Each Party shall timely provide the other Party with copies of such reports as requested and if required by Applicable Laws for the Parties to be in compliance.

10. Article 13 of the Original Agreement shall be amended by the addition of the following:

          13.4 Non-Solicitation: For the duration of this Agreement and a period of six (6) months after the termination or expiration of the Agreement, neither Party, without the prior written consent of the other Party, shall directly solicit to employ any person who within the prior [**] was employed in any capacity by the other


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          Party (a "Covered Person"); provided, however, that this Section 13.14 shall not prevent a Party from hiring a Covered Person if: (1) such Covered Person contacts the party on the Covered Person's own initiative without any direct or indirect solicitation by or encouragement from such party; (2) such Covered Person's employment with the other party was terminated by such other party, or (3) such Covered Person responds to a general solicitation of employment not specifically directed towards the other Party or particular employees of the other Party.

11. This Amendment No. 1 may be signed in any number of counterparts with the same effect as if the signature to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment No. 1.

12. This Amendment No. 1 shall be governed by the laws of the State of New York without reference to any rules of conflict of laws. Any dispute arising in relation to this Amendment No. 1 shall be resolved in the same manner as a dispute under the Original Agreement.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                  CO-PROMOTION AND MARKETING SERVICES AGREEMENT
            BY AND BETWEEN CRITICAL THERAPEUTICS, INC. AND DEY, L.P.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the date first above written.

DEY, L.P.,
BY DEY, INC., ITS GENERAL PARTNER


BY: /s/ J. Melville Engle
    ---------------------------------
NAME: J. Melville Engle
TITLE: President / CEO
DATE: June 25, 2007


CRITICAL THERAPEUTICS, INC.


BY: /s/ Frank E. Thomas
    ---------------------------------
NAME: Frank E. Thomas
TITLE: President and CEO
DATE: June 25, 2007


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